UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

OFFICE DEPOT, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
T-S CAPITAL PARTNERS, LLC
ROBERT TELLES
CYNTHIA JAMISON
ROBERT NARDELLI
DAVID SIEGEL
JOSEPH VASSALLUZZO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2013 annual meeting of stockholders of Office Depot, Inc., a Delaware corporation (“Office Depot”).

On August 2, 2013, Starboard Value LP issued a White Paper Presentation entitled “Transforming Office Depot: A Plan for Renewal and Reinvigoration,” which is attached as Exhibit 1.  The White Paper Presentation outlines a detailed operational plan to significantly improve the operating performance and value of Office Depot.  Starboard developed the White Paper Presentation together with its director nominees and one of the world’s leading restructuring and turnaround firms.